CENTRAL ILLINOIS LIGHT COMPANY


                   EXECUTIVE DEFERRAL PLAN II


                            (EDP II)


                        December 1, 1989


                           as amended


                      January 29, 1996 and


                         August 17, 1998
ARTICLE 1 - DEFINITIONS                                         1
ARTICLE 2 - ELIGIBILITY                                         1
     2.1  SELECTION BY COMMITTEE                                1
     2.2  PLAN AGREEMENT OF EXECUTIVE                           1
ARTICLE 3 - DEFERRAL COMMITMENTS                                1
     3.1  MINIMUM DEFERRAL                                      1
     3.2  MAXIMUM DEFERRAL                                      1
     3.3  DEFERRAL ELECTION                                     1
     3.4  CHANGING DEFERRAL ELECTION                            1
     3.5  WITHHOLDING OF DEFERRAL AMOUNTS                       1
     3.6  ANNUAL RATE                                           1
     3.7  DEFERRAL PERIOD                                       1
     3.8  DEFAULT                                               1
     3.9  DEFERRAL PENALTY IN THE EVENT OF DEFAULT              1
     3.10 NO WAIVER OF DEFAULT                                  1
     3.11 CREDITING OF DEFERRAL AMOUNTS                         1
ARTICLE 4 - 5TH YEAR DISTRIBUTIONS                              1
     4.1  5TH-YEAR DISTRIBUTION                                 1
ARTICLE 5 - RETIREMENT BENEFIT                                  1
     5.1  RETIREMENT BENEFIT                                    1
     5.2  RATE OF INTEREST FOR RETIREMENT BENEFITS              1
     5.3  COMMENCEMENT OF RETIREMENT BENEFITS                   1
     5.4  PRE-RETIREMENT PLAN AGREEMENTS                        1
     5.5  AMOUNT OF RETIREMENT BENEFIT                          1
     5.6  DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFITS      1
ARTICLE 6 - SURVIVOR BENEFITS                                   1
     6.1  SURVIVOR BENEFIT                                      1
     6.2  AMOUNT OF SURVIVOR BENEFITS                           1
ARTICLE 7 - TERMINATION BENEFIT                                 1
     7.1  TERMINATION BENEFITS                                  1
     7.2  INVOLUNTARY TERMINATION WITHOUT CAUSE FOLLOWING A
          CHANGE IN CONTROL OF CILCORP INC.                     1
ARTICLE 8 - DISABILITY BENEFIT                                  1
     8.1  AMOUNT OF DISABILITY BENEFIT                          1
ARTICLE 9 - BENEFICIARY DESIGNATION                             1
     9.1  BENEFICIARY DESIGNATION                               1
     9.2  CHANGE OF BENEFICIARY DESIGNATION                     1
     9.3  NO PARTICIPANT DESIGNATION                            1
     9.4  EFFECT OF PAYMENT                                     1
ARTICLE 10 - LEAVE OF ABSENCE                                   1
     10.1 PAID LEAVE OF ABSENCE                                 1
     10.2 UNPAID LEAVE OF ABSENCE                               1
ARTICLE 11 - OTHER BENEFITS AND AGREEMENTS                      1
     11.1 COORDINATION WITH OTHER BENEFITS                      1
     11.2 RESTORATION OF PENSION BENEFITS                       1
ARTICLE 12 - DISCONTINUANCE, AMENDMENT OR TERMINATION           1
     12.1 DISCONTINUANCE                                        1
     12.2 AMENDMENT                                             1
     12.3 TERMINATION                                           1
ARTICLE 13 - MISCELLANEOUS                                      1
     13.1 UNSECURED GENERAL CREDITOR                            1
     13.2 NONASSIGNABILITY                                      1
     13.3 NOT A CONTRACT OF EMPLOYMENT                          1
     13.4 PROTECTIVE PROVISIONS                                 1
     13.5 TERMS                                                 1
     13.6 CAPTIONS                                              1
     13.7 GOVERNING LAW                                         1
     13.8 VALIDITY                                              1
     13.9 NOTICE                                                1
     13.10 SUCCESSORS                                           1
     13.11 ATTORNEY FEES                                        1
     13.12 LATE PAYMENT PENALTY                                 1
     13.13 INCOMPETENT                                          1
ARTICLE 14 - ADMINISTRATION                                     1
     14.1 COMMITTEE DUTIES                                      1
     14.2 AGENTS                                                1
     14.3 BINDING EFFECT OF DECISION                            1
     14.4 INDEMNITY OF COMMITTEE                                1
     14.5 EMPLOYER INFORMATION                                  1
     14.6 CHANGE IN PAYMENTS                                    1

                   EXECUTIVE DEFERRAL PLAN II

                               OF

                 CENTRAL ILLINOIS LIGHT COMPANY


                             Purpose

     The primary purpose of the Executive Deferral Plan II of Central Illinois Light Company is to help attract and maintain high caliber employees in high-level management positions. Directors, executive officers of the Company and certain other key employees on the Company's management staff (i.e., elected officers, department heads, and other key employees reporting to executive officers) will be allowed to participate in the Executive Deferral Plan II. Members of the management staff allowed to participate will be those key employees who, in the opinion of the administrative committee of the Executive Deferral Plan II, contribute significantly to the health and wellbeing of the Company through their leadership and managerial talents and who occupy management positions of importance in the Company.


                    Article 1 -  Definitions

     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Base Annual Salary" shall mean the yearly compensation excluding bonuses or other fees paid to a Participant for employment services rendered to the Employer, before reduction for compensation deferred pursuant to this plan.

1.2 "Beneficiary" shall mean the person, persons, or the entity designated by the Participant to receive any benefits payable under this Plan upon the death of a Participant. Any Participant's Beneficiary designation shall be made by written instrument filed with the Committee and shall become effective only when received, accepted and acknowledged in writing by the Committee.

1.3 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with its provisions pursuant to Article 14.

1.4 "Company" shall mean CENTRAL ILLINOIS LIGHT COMPANY, any corporation which is, along with the Company, a member of a controlled group of corporations as described in Section 414(b) of the Internal Revenue Code of 1986, as amended, and all successor companies thereto.

1.4(a)      "Continuing Director" means any member of the Board
     of the Company or of its majority shareholder (hereinafter the "Board"), while such person is a member of the Board, who was a member of the Board prior to January 29, 1996. A "Continuing Director" also means any person who subsequently becomes a member of the Board, while such person is a member of the Board, if such person's nomination for election or election to the Board is recommended or approved by resolution of a majority of the Continuing Directors.

1.5  "Covered Salary" shall mean a Participant's Base Annual
     Salary and bonuses.

1.6 "Deferral Amount" shall mean the amount of Covered Salary deferred by a Participant pursuant to his election in the form of a Plan Agreement, or as changed pursuant to Article
     3.4 hereof.

1.7 "Deferral Period" shall mean the period during which amounts of Covered Salary are being deferred pursuant to the deferral election of the Participant as set forth in the Participant's Plan Agreement.

1.8 "Disability". A Participant shall be considered totally disabled by bodily injuries, sickness or disease for purposes of the Plan for the period, excluding any period for which he receives benefits under the Company's Sick Pay Plan, if the Participant is unable to perform the duties of his occupation.

1.9 "EDP II Account" shall mean an individual account comprised of a Participant's Deferral Amounts and interest credited thereon. An EDP II Account shall be maintained for each Participant. A Participant's EDP II Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's EDP II Account shall not constitute or be treated as a trust fund.

1.10 "Employer" shall mean the Company having one or more eligible Employees who have been selected by the Committee to participate. Where the context dictates, the term "Employer" as used herein refers to the particular Employer which has entered into a Plan Agreement with a specific Participant.

1.11 "Executive" shall mean directors and those persons in the regular full-time employment of the Company who are key employees and members of the management staff who are selected for participation in the Plan by the Committee.

1.11(a)   "Hostile Takeover" shall mean the acquisition of
     beneficial ownership (determined in accordance with Rule 13(d)-3 of the Exchange Act) directly or indirectly, of more than 30% of the voting power of the outstanding stock of the Company or its majority shareholder by any person coupled with or followed by the failure of Continuing Directors to constitute a majority of the Board."

1.12 "Moody's Seasoned Corporate Bond Rate" (Moody's) shall mean an economic indicator which is an arithmetic average of yields of representative Aaa, Aa, and Baa bonds for industrials and public utilities.

1.13 "Participant" shall mean any Executive who elects to participate in the Plan by executing a Plan Agreement.

1.14 "Plan" shall mean the Executive Deferral Plan II of the
     Employer which shall be evidenced by this instrument and by each Plan Agreement, as amended from time to time.

1.15 "Plan Agreement" shall mean the form of written agreement, as amended from time to time, which is entered into by and between and Employer and a Participant.

1.16 "Plan Anniversary Date" shall be the last day of the Plan
     Year.

1.17 "Plan Year" shall mean the 12 consecutive month period commencing on January I and ending on the next following
     December 31.

1.18 "Retirement" and 'Retire' shall mean severance from employment with the Employer at or after the attainment of age fifty-five (55).

1.19 "Retirement Benefit Date" shall mean the date that the Retired Participant first receives Retirement benefits under the Plan.

1.20 "Termination of Employment" shall mean the ceasing of employment with the Company, voluntarily or involuntarily, for any reason other than Retirement, Disability or death.


                    Article 2 -  Eligibility

2.1  Selection By Committee

     The Committee shall have the sole discretion to determine the employees of the Company who are key employees and members of the management staff who are eligible to become Participants in accordance with the purpose of the Plan. The Committee shall also have the sole discretion to determine the directors of the Company who are eligible to become Participants.

2.2  Plan Agreement of Executive

     As a condition of participation, each Executive shall complete, execute and return to the Committee prior to the beginning of the applicable Deferral Period a Plan
     Agreement.


                Article 3 -  Deferral Commitments

3.1  Minimum Deferral

     The Participant may defer no less than $1.00 per Plan Year.

3.2  Maximum Deferral

     The Participant may defer no more than 100% of Covered
     Salary or board fees, as applicable.

3.3  Deferral Election

     The Participant may elect to participate in the Plan by executing a Plan Agreement. If the Participant executes a Plan Agreement on or before December 15, the Participant's Deferral Period shall begin on January 1 of the following Plan Year. However, if a Participant was participating in the Company's Executive Deferral Plan dated December 1, 1985, the Participant may begin his initial Deferral Period for this Plan on the December 1 immediately following the completion of his Deferral Period in that Plan by executing a Plan Agreement hereunder by December 1 of that year.

3.4  Changing Deferral Election

     A Participant may change his Deferral Amount for any following Plan Year by providing the Employer with written notice of such change by December 15.

3.5  Withholding of Deferral Amounts

     The amount or percentage of Covered Salary elected to be deferred pursuant to the Plan Agreement of a Participant shall be withheld over the Deferral Period in the manner set forth in the Plan Agreement of the Participant.

3.6  Annual Rate

     The Moody's rate for any Plan Year shall be fixed 90 days prior to the beginning of the Plan Year. Subject to the provisions and limitations of the Plan, the EDP II Account will accrue annual interest at a crediting rate of Moody's. Interest shall accrue monthly on a Participant's EDP II Account balance.

3.7  Deferral Period

     The Deferral Period for each Participant shall be that individual's full time employment term, or directorship, with the Company.

3.8  Default

     Default occurs when the Participant does not defer the amount of Covered Salary previously committed to the Plan under that Participant's Plan Agreement.

3.9  Deferral Penalty In the Event of Default

     In the event of default by a Participant on a deferral commitment during the Deferral Period, the Participant may not defer any portion of his Covered Salary for the balance of the Plan Year in which the default occurs or for the next following Plan Year.

3.10 No Waiver of Default

     The Committee may not waive any default penalty set forth in
     Section 3.9.

3.11 Crediting of Deferral Amounts

     The amount or percentage of Covered Salary that a Participant elects to defer in the Plan Agreement executed by the Participant with respect to each Plan Year shall be credited by the Employer to the Participant's EDP II Account throughout each Plan Year as the Participant is paid the nondeferred portion of Covered Salary for such Plan Year. The amount or percentage of Covered Salary so credited to a Participant's EDP II Account shall equal the amount deferred. The Participant shall designate in the Plan Agreement the percentage of Covered Salary to be deferred.


               Article 4 -  5th Year Distributions

4.1  5th-Year Distribution

     A Participant may elect in writing, at the time of the execution of his Plan Agreement, to receive a distribution of all, or any percentage, of his EDP II Account, as it exists as of the distribution date, on January 15, 1995, January 15, 2000,January 15, 2005 and January 15, 2010. All other funds in the EDP II Account will remain in the Plan until the Participant dies, incurs a Disability, Retires or incurs a Termination of Employment.


                 Article 5 -  Retirement Benefit

5.1  Retirement Benefit

     A Participant who Retires shall become eligible to receive, in accordance with this Article 5, an amount per month based on his EDP II Account as of the Participant's Retirement Benefit Date. The Retirement Benefit Date of a Participant who Retires shall be the first day of the month following his Retirement.

5.2  Rate of Interest for Retirement Benefits

     The interest on the EDP II Account, for purposes of calculating the retirement benefit, will be based on a fixed rate which is an average of the annual Moody's Seasoned Corporate Bond Rate for a five (5) year period consisting of the Plan Year in which the Participant's Retirement Benefit Date occurs and the four (4) immediately preceding Plan Years.

5.3  Commencement of Retirement Benefits

     Unless otherwise provided pursuant to a Pre-Retirement Plan Agreement as provided in Section 5.4, Retirement benefit payments of a Participant shall commence on the first day of the month following the Retirement of the Participant and shall be paid at the Participant's election in a lump sum or in equal monthly payments, not to exceed 240 months, pursuant to the election made by the Participant at the time of the execution of his Plan Agreement. Not less than thirty (30) days before his Retirement, the Participant must inform the Committee in writing of any desired change in the benefit payment period over which his benefits are to be paid. If no change in the election is timely made, the Plan will pay benefits pursuant to the Participant's Plan Agreement election.

5.4  Pre-Retirement Plan Agreements

     A Participant may enter into a Pre-Retirement Plan Agreement whereby the Participant and the Employer agree to a change of the time period over which such benefits are to be paid. The Pre-Retirement Plan Agreement must be executed by the Participant in writing in a form acceptable to the Company not less than 30 days prior to the Participant's Retirement. Retirement benefit payments which are changed by reason of a Pre-Retirement Agreement shall be paid to the Participant commencing on the first day of the month following the Retirement of the Participant pursuant to the terms of the Pre-Retirement Plan Agreement (the Retirement Benefit Date) in a lump sum or in equal monthly payments, not to exceed 240 months, as selected by the Participant.

5.5  Amount of Retirement Benefit

     A Participant's Retirement benefits shall be equal to the balance of his EDP II Account as of his Retirement Benefit
     Date plus interest thereon at the rate set forth in Article
     5.2 hereof on any undistributed balance.


5.6  Death Prior to Completion of Retirement Benefits

     If a Retired Participant dies after the commencement of Retirement benefit payments, but before the applicable Retirement benefit is paid in full, the Participant's unpaid Retirement benefit payments shall continue and shall be paid to the Participant's Beneficiary in the same manner as selected by the Participant.


                 Article 6 -  Survivor Benefits

6.1  Survivor Benefit

     If a Participant dies before the commencement of Retirement benefit payments, the Employer will pay a Survivor's Benefit to the designated Beneficiary of the Participant.

6.2  Amount of Survivor Benefits

     The Beneficiary eligible for a Survivor Benefit will receive in a lump sum as soon as practicable the existing EDP II
     Account balance.


                Article 7 -  Termination Benefit

7.1  Termination Benefits

     If the Participant incurs a Termination of Employment, by means other than Retirement, Disability or death, such Participant shall receive in a lump sum his EDP II Account. Such amount shall be paid to the Participant within 90 days of the date of his Termination of Employment

7.2  Involuntary Termination Without Cause Following A Change in
     Control of CILCORP Inc.

     a. A Participant who incurs a Termination of Employment involuntarily and other than for Cause within two years after a Change in Control of CILCORP Inc. will be eligible to make an irrevocable election to receive either a termination benefit as set forth in this Article 7 or retirement benefits as provided at
        Article 5, as if the Participant retired from the Company.

     b. If, at the time of a Termination of Employment, a Participant elects to receive a termination benefit in the form of a lump sum payment, such payment shall be made to the Participant no earlier than 60 days from the date the Participant made an irrevocable election provided for under this Section 7.2
        (a).

     c. The following definitions shall be applicable to the terms used in this Section 7.2:

         i. "Change in Control" shall be deemed to have occurred:

             (a)  if CILCORP Inc. ("CILCORP") merges or consolidates with or into another corporation in a transaction in which neither CILCORP nor any member of a controlled group of corporations as defined in Article I, Section 1.4 is the surviving corporation; or upon a sale or other disposition of all or substantially all of CILCORP's assets to any corporation, person, other entity or group (other than to an entity whose stock is owned or controlled by CILCORP or any qualified or non-qualified plan maintained by CILCORP or an affiliate); or

             (b)  if any corporation,  person, other entity or group (other than CILCORP or any affiliate) becomes the Beneficial Owner (as defined in CILCORP's Articles of Incorporation) of 30% or more of the voting stock of CILCORP; or

             (c)  if, during any period of two consecutive years, Continuing
                 Directors, as hereinafter defined, cease to comprise a majority of CILCORP's Board of Directors. Continuing Directors are:

                 (i)  Members of the Board of Directors of CILCORP at the
                     beginning of such period of two consecutive years; and

                 (ii) Any person who subsequently becomes a member of the Board of Directors if such person's nomination for election or election to the Board of Directors of CILCORP is recommended or approved by resolution of a majority of the Continuing Directors or such person is included as a nominee in a proxy statement of CILCORP distributed when a majority of the Board of Directors of CILCORP consists of Continuing Directors.

         ii. "Cause"  shall mean:

             (a)  the Participant has willfully and continually failed to perform substantially his/her duties with the Company other than such failure resulting from disability (as herein defined), after a written demand for substantial performance is delivered to the Participant by his/her supervisor which specifically identifies the manner in which the supervisor believes that the Participant has not substantially performed his/her duties; or

             (b)  the Participant's willfully engaging in illegal conduct or gross misconduct which his/her supervisor believes is materially and demonstrably injurious to the Company.

            For purposes of this definition, no act or failure to act on the Participant's part shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that his/her action or omission was in the best interests of the Company. Any act or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or on the instructions of the CEO or a senior officer of the Company or based on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.




                 Article 8 -  Disability Benefit

8.1  Amount of Disability Benefit

     If the Committee determines that a Participant has a Disability, the Participant shall receive in a lump sum his EDP II Account. Such amount shall be paid to the participant within 90 days of the date that the Committee determines that the Participant is disabled.


              Article 9 -  Beneficiary Designation

9.1  Beneficiary Designation

     Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both principal as well as contingent).

9.2  Change of Beneficiary Designation

     Any Beneficiary designation may be changed by a Participant at any time by the filing in writing of such change on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The Committee shall be entitled to rely on the last designation filed by the Participant prior to his death.

9.3  No Participant Designation

     If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the Participant's personal representative (executor or administrator of the Participant's estate).

9.4  Effect of Payment

     The payment of benefits under the Plan to the deemed
     Beneficiary shall completely discharge the Employer's obligations under this Plan.


                  Article 10 - Leave of Absence

10.1 Paid Leave of Absence

     If a Participant is authorized by the Company for any reason to take a paid leave of absence from the employment of the Company, the Deferral Amount for the Deferral Period shall remain in full force and effect during such leave of absence.

10.2 Unpaid Leave of Absence

     If a Participant is authorized by the Company for any reason to take an unpaid leave of absence from the employment of the Company, the Deferral Amount shall be suspended and shall be considered a Default pursuant to Section 3.8.

           Article 11 - Other Benefits and Agreements

11.1 Coordination With Other Benefits

     The benefits provided for a Participant or for the Beneficiary of a Participant under the Plan are in addition to any other benefits to which the Participant or Beneficiary may be entitled under any other plan or program of the Employer. This Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

11.2 Restoration of Pension Benefits

     The Company recognizes that amounts deferred under the Plan may not be considered as earnings for purposes of the computation of benefits under qualified plans under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended. Therefore, any loss of retirement benefits incurred by a Participant under the Pension Plan for Management, Office & Technical Employees of Central Illinois Light Company, as may be amended and restated from time to time (the "Pension Plan"), which result from deferrals made under the Plan by the Participant, shall be restored by the Company upon the Retirement of a Participant or upon the Termination of Employment of a Participant prior to Retirement. Such pension restoration benefit payments may be paid from this Plan or, in the sole discretion of the Committee, may be paid through an alternate vehicle. Such pension restoration benefits shall be in an amount designed to restore the benefits, if any, that were lost under the Pension Plan due to the deferral under this Plan, and the timing and other characteristics of the pension restoration benefit payments shall coincide as closely as practicable to benefit payments which would otherwise have been made under the Pension Plan.


      Article 12 - Discontinuance, Amendment or Termination

12.1 Discontinuance

     The Company reserves the right to discontinue the Plan at any time. Upon discontinuance of the Plan, the Participants' EDP II Accounts shall be paid out according to the Plan. The discontinuance of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan.

12.2 Amendment

     The Company may, at any time, amend or modify the Plan in whole or in part, provided, however, that no amendment or modification shall adversely affect any EDP II Account in existence at the time the amendment or modification is made. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

12.3 Termination

     The Company reserves the right, in the event of a hostile or nonnegotiated takeover or acquisition of the Company, or upon a final decision of any court or administrative agency pertaining to the income tax treatment of Plan benefits or deductions to the Company or a Participant which is deemed adverse by the Company, to terminate the Plan and to distribute the Participants' EDP II Accounts to them as soon as practicable thereafter.


                   Article 13 - Miscellaneous

13.1 Unsecured General Creditor

     Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer ("Policies"). Such Policies or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Employer under this Plan. Any and all of the Employer's assets and Policies shall be, and remain, the general assets of the Employer. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

13.2 Nonassignability

     Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

13.3 Not a Contract of Employment

     The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time.

13.4 Protective Provisions

     A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

13.5 Terms

     Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

13.6 Captions

     The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

13.7 Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois.

13.8 Validity

     In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

13.9 Notice

     Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to

                       Central Illinois Light Company
                       Executive Deferral Plan II
                       Administrative Committee
                       300 Liberty Street
                       Peoria, Illinois 61602

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

13.10Successors

     The provisions of this Plan shall bind and inure to the benefit and detriment of the Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

13.11Attorney Fees

     In the event that the Company breaches any of the terms of the Plan and it is necessary for a Participant to institute court proceedings to enforce the Plan provisions, the Participant, upon prevailing, shall also recover reasonable attorney's fees and costs as damages from the Company.

13.12Late Payment Penalty

     In the event that the Company fails or refuses to make any of the payments to a Participant or a Beneficiary required by the Plan, after the Participant or Beneficiary has advised the Company in writing of such failure or refusal and has given the Company thirty (30) days to make such payment, the Company shall pay interest to the Participant or Beneficiary on the amount of the late payment at the rate of two times Moody's from the date such payment was due until the date such payment is made by the Company.

13.13Incompetent

     In the event that it shall be found upon evidence satisfactory to the Committee that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee, to the spouse of such person or other person deemed by the Committee to have incurred expense for such Participant. Any such payment shall be a payment for the account of the Participant and shall be a complete discharge of any liability of the Plan for such payment amount.

                   Article 14 - Administration

14.1 Committee Duties

     This Plan shall be administered by a Committee which shall consist of persons appointed by the Board of Directors of the Company. Members of the Committee may be Participants under this Plan. The Committee shall also have the authority and discretion to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan and the calculation of benefits, as may arise in connection with the Plan.

14.2 Agents

     In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Employer.

14.3 Binding Effect of Decision

     The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

14.4 Indemnity of Committee

     The Employer shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

14.5 Employer Information

     To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Covered Salary of all Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of all Participants, and such other pertinent information as the Committee may reasonable require.

14.6 Change in Payments

     The Committee shall have the power, in its sole discretion, to change the manner and time of payments to be made to a Participant or Beneficiary from that which would be otherwise payable to such person.